Exhibit 99.1

Massive Media Pty Ltd and Subsidiaries

Financial Statements

Nine Months Period Ended September 30, 2013 and

Year Ended December 31, 2012

Index to Consolidated Financial Statements

Page
Reports of Independent Registered Public Accounting Firm	3

Consolidated Balance Sheets as of September 30, 2013 and December 31, 2012	4

Consolidated Statements of Operations and Comprehensive Income/(Loss) for the nine months period ended September 30, 2013 and Year ended December 31, 2012	5

Consolidated Statements of Shareholders’ Equity for the nine months period ended September 30, 2013 and Year ended December 31, 2012	6

Consolidated Statements of Cash Flows for the nine months period ended September 30, 2013 and Year ended December 31, 2012	7

Notes to Consolidated Financial Statements	8-17

Independent Auditor’s Report

Board of Directors
Massive Media Pty Limited
Level 2, 113-115 Oxford Street
Darlinghurst NSW 2010

We have audited the accompanying consolidated balance sheets of Massive Media Pty Limited as of September 30, 2013 and December 31, 2012 and the related consolidated statements of operations, consolidated statements of stockholders’ equity, and consolidated statement of cash flows for the nine months ended September 30, 2013 and the year ended December 31, 2012. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Massive Media Pty Limited as of September 30, 2013 and December 31, 2012, and the results of its operations and its cash flows for the nine months ended September 30, 2013 and the year ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

BDO East Coast Partnership

/s/ BDO

Sydney, Australia, 24 January 2014

BDO East Coast Partnership  ABN 83 236 985 726 is a member of a national association of independent entities which are all members of BDO (Australia) Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO East Coast Partnership and BDO (Australia) Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.

Massive Media Pty Ltd and Subsidiaries
Consolidated Balance Sheets

	30-Sep-13	31-Dec-12
ASSETS
Current Assets
Cash and cash equivalents	$197,224	$402,942
Accounts receivable - trade	1,368,060	829,579
Other receivables	23,488	3,452
Due from directors	29,545	-
Prepayments	107,361	32,147
Work in progress	30,270	87,406
Taxes Refundable	948,876	531,795
Total Current Assets	2,704,824	1,887,321

Property and Equipment
Furniture and Fixtures	92,642	151,422
Motor Vehicles	195,130	216,813
Purchased Software	256,557	285,065
Office Equipment	533,311	936,335
	1,077,640	1,589,635
less-accumulated depreciation, depletion and amortization	(828,925)	(1,216,216)
Net property and equipment	248,715	373,419

Non-Current Assets
Capitalized software costs, net	4,445,163	4,447,645
Other assets, net	15,698	41,196
Total Non-Current Assets	4,460,861	4,488,841

Total Assets	$7,414,400	$6,749,581

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$311,215	$166,665
Accrued Expenses and other current liabilities	109,804	1,294
Accrued compensation and related costs	788,101	866,273
Deferred revenue	224,860	-
Due to directors	-	9,974
Short-term Borrowings	752,005	-
Short-term Borrowings - related parties	783,760	609,481
Other current liabilities	28,608	31,787
Total Current Liabilities	2,998,353	1,685,474

LONG TERM LIABILITIES
Accrued compensation and related costs-non current	81,438	66,936
Other long term liabilities	116,419	153,195
Total long term liabilities	197,857	220,131

TOTAL LIABILITIES	3,196,210	1,905,605

STOCKHOLDERS' EQUITY
Common stock	2,005,312	2,005,312
no par value; 425,350 shares authorized and issued
Retained Earnings	2,505,118	2,828,617
Accumulated Other Comprehensive Income/(loss)	(292,240)	10,047
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,414,400	$6,749,581

Massive Media Pty Ltd and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income/(Loss)

	Nine Months Ended Sep 30, 2013	Year Ended Dec 31, 2012

Revenues
Consultancy services	$147,359	$-
License Fees	356,571	788,111
Project services	4,772,918	3,377,505
Support services	90,586	56,349
Other income	160,547	143,380
Total revenues	5,527,981	4,365,345
	-	-
Operating expenses
General and administrative	5,624,350	6,793,784
Depreciation, depletion and amortization expense	599,730	929,657
Total operating expenses	6,224,080	7,723,441
	-	-
Loss from operations	(696,099)	(3,358,096)

Other income (expense)
Interest income	609	15,548
Interest expense	(199,151)	(76,606)
Total other expense, net	(198,542)	(61,058)

Loss before income taxes	(894,641)	(3,419,151)
Income tax refund	571,142	1,480,429

Net Loss	$(323,499)	$(1,938,722)

Loss per common share	$(0.76)	$(4.56)

Comprehensive income/(loss):
Foreign currency translation adjustment	(302,287)	10,047
Total comprehensive income/(loss)	$(625,786)	$(1,928,675)

Massive Media Pty Ltd and Subsidiaries
Consolidated Statements of Stockholders' Equity

	Common Stock
	Shares	Amount	Retained Earnings	Accumulated Other Comprehensive Income/(Loss)	Total
Balance at December 31, 2011	425,350	$2,005,312	$4,767,339	-	$6,772,651

Foreign currency translation adjustment	-	-	-	10,047	10,047
Net Loss	-	-	(1,938,722)	-	(1,938,722)
Balance at December 31, 2012	425,350	2,005,312	2,828,617	10,047	4,843,976

Foreign currency translation adjustment	-	-	-	(302,287)	(302,287)
Net Loss	-	-	(323,499)	-	(323,499)
Balance at Sep 30, 2013	425,350	$2,005,312	$2,505,118	$(292,240)	$4,218,190

Massive Media Pty Ltd and Subsidiaries
Consolidated Statements of Cash Flows

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Cash flows from operating activities:
Net Loss	$(323,499)	$(1,938,722)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	599,730	929,657
Changes in assets and liabilities:
Accounts receivable	(1,036,136)	950,060
Work in progress	57,136	1,801,156
Prepayments	(75,215)	9,169
Due from/(to) directors	(39,519)	9,974
Other assets	25,500	54,341
Accounts payable and accrued expenses	249,927	(51,690)
Deferred revenue	224,860	(170,343)

Net cash provided by (used in) operating activities	(317,216)	1,593,602

Cash flows from investing activities:
Capital software expenditures	(741,719)	(1,907,790)
Purchases of property and equipment	(8,856)	(10,263)

Net cash provided by (used in) investing activities	(750,575)	(1,918,053)

Cash flows from financing activities:
Proceeds from bank loans	239,596	-
Proceeds from/(repayment of) advances	512,408	-
Proceeds from/(repayment of) advances – related parties	174,279	609,481
Repayment of hire purchase agreement	(39,955)	(41,443)

Net cash provided by (used in) financing activities	886,328	568,038
Effect of exchange rate fluctuation on cash and cash equivalents	(24,255)	(220,768)
Net change in cash	(205,718)	22,819

Cash at beginning of year	402,942	380,123
Cash at end of year	197,224	402,942

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 1 – Organization, History and Business Activity

Massive Media Pty Ltd (“the Company”) was founded in Sydney, Australia in 1996 and is a proprietary limited company organized under the laws of New South Wales, Australia.  The Company provides platform software and design for multiscreen entertainment.

Massive Interactive is revolutionizing the market for Massivision TV Everywhere products. Our products provide solutions for managing Internet Protocol (IP)-based video assets. Our comprehensive software platform enables enterprise customers to acquire, manage and distribute their video assets across all classes of device used by consumers today to enjoy long form video content, including Games Consoles, Smart TV’s, Tablet Computers, Smart Phones Internet Enabled Set Top Boxes and Web. Our Products include, MDK, a cross device software development solution, MUI, a cross devices suite of User Interfaces, MSM, a powerful offer and video management CMS, and MVP, a complete end to end managed video platform. We offer our solutions both delivered over the Internet as a subscription service using a software-as-a-service or on-demand model, and by installing our software onsite for clients as part of an enterprise license. Our software address needs found in multiple industry verticals, each with the common shared aim of offering video to consumers across multiple devices. The verticals we address are across Telco, MSA, Broadcaster, Hospitality, Automotive, In-Flight and publishing. Massive is most commonly selected as the vendor, as our solutions significantly enhance the way our clients can monetize and manage video deployments today, driving video sales for our customers, and drastically reducing the overall cost of ownership of enterprise grade video management and merchandising.

Beyond our product business, we additionally operate design services and technical services businesses. Our Services work incudes - creative interface design, branding strategies, strategic planning and technical/systems integration services. We currently provide our software solutions, professional and creative services internationally through our offices in New York, London, Prague and Sydney

Effective November 12, 2013, Massive Interactive Inc. (“Massive Interactive”), formerly known as Xtreme Oil & Gas, Inc., acquired all of the issued and outstanding capital stock of the Company in exchange for $4,167,190 pursuant to a stock purchase agreement dated October 17, 2013.

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 2 - Significant Accounting Policies

Basis of Presentation
This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Principles of Consolidation
The consolidated financial statements include the financial statements of the Company and its subsidiaries, Massive Interactive Pty Ltd and Massive Interactive Media Ltd. All transactions and balances between the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates
Preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The Company bases its estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about carrying values of assets and liabilities that are not readily apparent from other sources. The Company evaluates its estimates and assumptions on a regular basis. Actual results may differ from these estimates and assumptions used in preparation of its financial statements and changes in these estimates are recorded when known.

Cash and cash equivalents
Cash and cash equivalents represent cash on hand and deposits held at call with banks. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Receivable
Accounts receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts as needed. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. the Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions.

The allowance for doubtful accounts was $nil and $nil as of September 30, 2013 and December 31, 2012, respectively. The Company did not have any off balance-sheet credit exposure relating to its customers, suppliers or others.

Concentrations of Credit Risk
Financial instruments that potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable for which the carrying amounts approximate fair value. The Company places their cash and cash equivalents with financial institutions with high-credit ratings and quality.

The Company conducts credit evaluations of customers and generally does not require collateral or other security from customers. the Company establishes an allowance for doubtful accounts primarily based upon the age of the receivables and factors relevant to determining the credit risk of specific customers. The amount of receivables ultimately not collected by the Company has generally been consistent with management’s expectations and the allowance established for doubtful accounts.

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

Major Customers
The Company had sales to five customers that accounted for approximately 62.6% and 62.5% of revenues during the period ended September 30, 2013 and year ended December 31, 2012, respectively. 28% and 19% were with a single customer during the period ended September 30, 2013 and year ended December 31, 2012, respectively. These customers accounted for approximately 63% and 69% of accounts receivable balance as of September 30, 2013 and December 31, 2012, respectively.

Major Suppliers
The Company had purchases from seven vendors that accounted for approximately 58.6% and 49.5% of purchases during the period ended September 30, 2013 and year ended December 31, 2012, respectively. These vendors accounted for approximately 39.4% and 28.20% of accounts payable balance as of period ended September 30, 2013 and December 31, 2012, respectively.

Segment Reporting
ASC 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Group’s chief operating decision maker is the Chief Executive Officer, who reviews consolidated results of operations prepared in accordance with US GAAP when making decisions about allocating resources and assessing performance of the Group; hence, the Group has only one operating segment, namely the software development services.

Taxes

Income taxes
The Company recognizes deferred income tax liabilities and assets for the expected future income tax consequences of temporary differences between financial accounting bases and income tax bases of assets and liabilities. Deferred income taxes are measured by applying currently enacted income tax rates. The Company annually evaluates tax positions as part of the preparation of its tax accrual. This process includes an analysis of whether tax positions the Company takes with regard to a particular item of income or deduction would meet the definition of an uncertain tax position under the standards. Management believes that tax positions taken by the Company with regard to income and deduction do not constitute any uncertain tax positions under the standards.

Goods and Services Tax/Value Added Tax
The Company's Australian operations are subject to the Goods and Services Tax on revenue sales of 10%. The Company's English operations are subject to the Value Added Tax on revenue sales of 20%.

Revenue Recognition and Deferred Revenue
The Company recognizes revenue in accordance with the Software Revenue Recognition Topic of the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification.

Project services revenue. Revenue derived from services primarily includes consulting, implementation, and training. Fees are primarily billed under time and materials arrangements and are recognized as services are performed.

License revenue. License revenue in connection with license agreements for standard proprietary software is recognized upon delivery of the software, provided collection is considered probable and the fee is fixed or determinable.

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

Maintenance revenue. Revenue derived from technical support contracts primarily includes telephone consulting and on-site support. as well as error reporting and correction services. Maintenance contracts are typically sold for a separate fee with initial contractual period of one year with renewal for additional periods thereafter. Technical support service revenue is recognized ratably over the term of the service agreement.

Deferred Revenue. Deferred revenue represents advance payments or billings for software licenses, services, and maintenance billed in advance of the time revenue is recognized.

Cost of Revenues
Cost of revenues for licenses includes amortization of capitalized computer software development costs. Costs for maintenance and services revenues include the cost of personnel to conduct implementations, customer support and consulting, and other personnel-related expenses

Foreign currency translation
The functional currency of the Company is Australian Dollars (“AUD”), and the functional currency of Massive Interactive Media Ltd is Great British Pounds ("GBP").

For financial reporting purposes, the financial statements of the Company and it's subsidiaries, which are prepared using each entity's functional currency, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each balance sheet date. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income in shareholders’ equity.

The exchange rates applied are as follows:

	YTD	Year	Opening Balance
	30-Sep-13	30-Dec-12	01-Jan-12
Year end AUD to USD exchange rate	0.933222	1.03692	1.02075
Year end GBP to USD exchange rate	1.61845	1.62345	1.55235
Average AUD to USD exchange rate	0.970795	1.038775	N/A
Average GBP to USD exchange rate	1.544953	1.592728	N/A

Property and equipment

Furniture and office equipment, electronic equipment and motor vehicles are recorded at cost less accumulated depreciation. Depreciation is calculated based on estimated useful life of the assets.

	Rate	Method
Motor vehicles	25%	Diminishg Value
Furniture	20%	Straight Line
Office equpment	33%	Diminishg Value
Telecommunication equipment	20%	Diminishg Value
Leasehold improvements	50%	Straight Line
Purchased Software	40%	Straight Line

When furniture and office equipment, electronic equipment and motor vehicles are retired or otherwise disposed of, resulting gain or loss is included in net income or loss in the year of disposition for the difference between the net book value and proceeds received thereon. Maintenance and repairs which do not improve or extend the expected useful lives of the assets are charged to expenses as incurred.

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

Impairment of long-lived assets
In accordance with Impairment or Disposal of Long-Lived Assets Subsections of FASB ASC Subtopic 360-10, Property, Plant, and Equipment  - Overall, long-lived assets, such as property, plant and equipment, and purchased intangible asset subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. No impairment of long-lived assets was recognized for the period ended September 30, 2013 and year ended December 31, 2012 respectively.

Capitalized Computer Software Development Costs
The Company capitalizes software development costs in accordance with the FASB ASC Topic 985-20 Costs of Software to be Sold, Leased or Marketed. All software development costs are capitalized and reported at the lower of unamortized cost or net realizable value. Capitalization ceases when the product or enhancement is available for general release to customers. The Company makes ongoing evaluations of the recoverability of its capitalized software projects by comparing the net amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount by which the unamortized software development costs exceed net realizable value. The Company's capitalized computer software development costs are being amortized ratably based on the projected revenues associated with the related software or on a straight-line basis over five years, whichever method results in a higher level of amortization.

Operating Leases
Leases where substantially all the rewards and risks of ownership of assets remain with the lesser are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statements of operations on a straight-line basis over the lease periods.

The Company leases office rental spaces in Sydney, Australia and London, England.

Earnings per share
Earnings per share is calculated in accordance with ASC 260, Earnings Per Share. Basic earnings per share is computed by dividing income attributable to holders of common stock by the weighted average number of common shares considered to be outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The dilutive effect of outstanding common stock warrants is reflected in the diluted earnings per share by application of the treasury stock method when the impact is dilutive.

Commitments and contingencies
In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, product and environmental liability, and tax matters. In accordance with ASC 450-20, Accounting for Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Company has not experienced any material service liability claims.

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 3 - Accounts receivable - trade

At September 30, 2013 and December 31, 2012, accounts receivable consisted of:

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Trade Debtors	$1,267,509	$783,420
Accrued Income	100,551	46,159
Accounts receivable - trade	$1,368,060	$829,579

The Company has not had any write-off of trade receivables during the years presented and no provision for doubtful accounts was deemed necessary.

NOTE 4 - Other receivables

At September 30, 2013 and December 31, 2012, Other receivables consisted of:

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Relocation Employee Advance	$16,778	$-
Other Debtors	6,710	3,452
Other receivables	$23,488	$3,452

Other debtors include minor and very short term non trade receivables from staff, suppliers and bank items.

NOTE 5 - Due from/(to) directors

At September 30, 2013 and December 31, 2012, amounts due from/(to) directors consisted of:

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Amount due from Directors	$29,545	$-
Amount due to Directors	-	(9,974)
	$29,545	$(9,974)

The net amounts due from/(to) directors represented the net amount for expenses paid on behalf of the Company and the Per Diem paid during travel.

NOTE 6 - Prepayments

At September 30, 2013 and December 31, 2012, prepayments consisted of:

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Prepaid expenses	$107,361	$32,147
	$107,361	$32,147

Prepaid expenses included prepaid insurances, office rental and other operating expenses.

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 7 - Property and equipment

Property and equipment at September 30, 2013 and December 31, 2012 comprises of the following:

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Furniture and Fixtures	$92,642	$151,422
Motor Vehicles	195,130	216,813
Purchased Software	256,557	285,065
Telephone System	11,385	12,650
Office Equipment	521,926	923,685
	1,077,640	1,589,635
Less: accumulated depreciation	(828,925)	(1,216,216)
Net property and equipment	$248,715	$373,419

As at June 2013 management performed a Fixed Asset audit to remove the Fixed Assets from the Balance Sheet that were fully depreciated and could not be identified.

Depreciation expense was $100,520 and $140,319 for nine months to September 30, 2013 and for the year ending December 31, 2012, respectively.

NOTE 8 - Capitalized software costs

Capitalized software costs and accumulated amortization at September 30, 2013 and December 31, 2012 were as follows:

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Software Development Costs	$5,547,796	$5,340,118
Less: accumulated amortization	(1,102,633)	(892,473)
Capitalized software costs, net	$4,445,163	$4,447,645

Amortization of capitalized software costs was $499,210 and $789,338 for the nine months ended September 30, 2013 and twelve months ended December 31, 2012, respectively.

NOTE 9 - Other assets, net

Other assets at September 30, 2013 and December 31, 2012 comprises of the following:

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Bonds	$14,913	$40,326
Other	785	870
Other assets, net	$15,698	$41,196

Bonds for September 30, 2013 and December 31, 2012 consist primarily of office rental bonds/holding deposits.

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 10 - Accrued Expenses and other current liabilities

Accrued Expenses and other current liabilities at September 30, 2013 and December 31, 2012 comprises of the following:

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Credit Cards	$34,958	$-
Accrued expenses	74,846	1,294
Accrued Expenses and other current liabilities	$109,804	$1,294

Accrued expenses constitute trade creditor balances where invoices have not yet been received.

NOTE 11 - Accrued compensation and related costs

Accrued compensation and related costs at September 30, 2013 and December 31, 2012 were as follows:

Current
	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Payable to Staff	$37,539	$-
Long Service Leave Provision	161,701	172,461
Annual Leave Provision	346,662	345,678
Employee Pension Plan	99,950	106,372
Federal Payroll Tax	128,835	227,778
State Payroll Tax	13,414	13,984
Accrued compensation and related costs	$788,101	$866,273

Non Current

Long Service Leave Provision-non current	81,438	66,936
Accrued compensation and related costs-non current	$81,438	$66,936

NOTE 12 - Short-term borrowings

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Trade Finance	$239,597	$-
Other loans	512,408	-
Short-term Borrowings	$752,005	$-

The total available Trade finance facility with Bank of Queensland is AU$400,000. The repayment term is usually at 90 days or the payment receipt of the particular invoice security. The balance of the loan was repaid on October 23, 2013. The interest expense related to the Trade finance loan for the YTD September, 30 2013 and December 31, 2012 was $14,926 and $nil respectively.

Other loans comprise of loan received from a related entity of Southport Lane for a term of 90 days rollover at interest rate of 6%. The balance of the loan was repaid on November 17, 2013. The interest expense related to the loan for the YTD September, 30 2013 and December 31, 2012 was $8,000 and $nil respectively.

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 13 - Borrowings - related parties

During the year ended December 31, 2012, a director advanced AU$400,000 to the Company. Interest is accrued on these advances at the rate of 43% per annum. The advances and accrued interest are payable on demand and unsecured.

During the year ended December 31, 2012, a director advanced AU$50,000 to the Company. Interest is accrued on these advances at the rate of 9% per annum. The advances and accrued interest are payable on demand and unsecured.

During the year ended December 31, 2012, a share holder advanced AU$110,000 to the Company with an additional advance of AU$250,000 to YTD September 30, 2013. Interest is accrued on these advances at the rate of 9% per annum. The advances and accrued interest are payable on demand and unsecured.

NOTE 14 - Taxes Payable

		Nine Months Ended Sep 30, 2013	Year ended December 31, 2012
Good and Services Tax Payable	Australia	$78,444	$6,957
Withholding Tax Payable	Australia	2,539	-
Fringe Benefit Tax Payable	Australia	30	9,038
Value Added Tax Payable	United Kingdom	44,763	39,758
Income Tax Refundable	Australia	(1,074,652)	(587,548)
Taxes Refundable		(948,876)	(531,795)

NOTE 15 - Income Taxes

The current portions of income tax refundable included in the consolidated statements of income and comprehensive income are as follows:

Reconciliation of tax

	Nine Months Ended Sep 30, 2013	Year ended December 31, 2012

Statutory tax rate	30%	30%
Accounting loss before tax	$(323,499)	$(1,938,722)
Non-deductible expenses/losses not recognized	323,499	1,938,722
Add: tax incentive	571,142	1,480,429

Income tax refund	$571,142	$1,480,429

Massive Media Pty Ltd and Subsidiaries
Notes to Consolidated Financial Statements

NOTE 16 - Stockholders' equity

The total number of shares authorised and issued as at September 30, 2013 and December 31, 2012 was 425,350 shares. No par value was assigned to the common stock.

NOTE 17 - Segment Information

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Group’s chief operating decision maker is the Chief Executive Officer, who reviews consolidated results of operations prepared in accordance with U.S. GAAP when making decisions about allocating resources and assessing performance of the Group; hence, the Group has only one operating segment.

NOTE 18 - Employee defined contribution plan

Employees of the Company participate in government mandated defined contribution plan, pursuant to which certain pension benefits are provided to employees. The government mandate requires certain percentages of the employees’ salaries be paid into Trust accounts for the benefit of the employees. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefits, which were expensed as incurred, were $277,121 and $323,952 for year to date September 30, 2013 and December 31, 2012, respectively.

NOTE 19 - Commitments and contingencies

Leasing Arrangements

The Company has entered into commercial leases for company motor vehicles with a term expiring in September 16, 2016. Future minimum rental payments under this operating lease are as follows:

Motor Vehicle Lease

Year ending December 31, 2014	$16,256
Year ending December 31, 2015	16,256
Year ending December 31, 2016	12,192
Total	$44,705

There were no contingencies as of September 30, 2013 and December 31, 2012.

NOTE 20 - Subsequent events

On November 12, 2013, the Massive Media shareholders sold 100% of its common stock for a total consideration of $4.167 Million to Xtreme Oil and Gas, Inc.

As a codicil to the acquisition transaction two loans of $500K and $360K were retired prior to the balance of the cash consideration being provided to the existing shareholders

Management has evaluated subsequent events through to January 24, 2014, the date in which the Financial Statements were available to be issued.